Exhibit 3.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated __________ (“Executed Date”), is entered into by and between RIDEPAIR, INC., a Delaware corporation (the “Company”); and the purchaser identified on the Purchaser Signature Page (each, including its successors and assigns, a “Purchaser”, and collectively the “Purchasers”). Each capitalized term used herein shall have the meaning ascribed thereto in Section 10 below, or as otherwise defined herein.

A.	The Company and each Purchaser is executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and specifically Section 4(2) and Rule 506 thereunder.

B.	Each Purchaser, severally and not jointly, desires to purchase, and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a convertible promissory note of the Company, in the form attached hereto as Exhibit “A”, in the aggregate original principal amount referenced on the Purchaser Signature Page for each respective Purchaser, attached hereto and executed by such Purchaser (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note(s)”).

C.	The Company will be issuing the same Note to each of the Purchasers in a total amount of original principal not to exceed Five Million Dollars ($5,000,000), with no minimum amount to be collected, and the Company reserves the right to increase the maximum amount of the Notes, at any time and in its sole and absolute discretion, to Ten Million Dollars ($10,000,000).

D.	The Company wishes to issue to each Purchaser the Warrants (as defined below), in the form attached hereto as Exhibit “B”, as additional consideration for the purchase of the Note, exercisable into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), which shall be earned in full as of the Closing Date, as further provided herein.

E.	NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1.	PURCHASE AND SALE OF THE SECURITIES.

(a)	Purchase of the Notes. On the Closing Date (as defined below), the Company shall sell and issue to each Purchaser and the Purchaser shall purchase and fund the Notes (the “Investment”).

(b)	Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 7 and Section 8 below, the date of the issuance and sale of the Securities constituting the Investment pursuant to this Agreement (the “Closing Date”) shall be the Acceptance Date or the date that the funds are available to the Company. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

(c)	Form of Payment. On the Execution Date, the Purchaser shall make the Investment by paying the purchase price reflected on the Purchaser’s Purchaser Signature Page (the “Purchase Price”) in exchange for (i) a Note in an equal original principal balance; and, (ii) the Warrant. Payment shall be in the form of a wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions against delivery of the Securities, pursuant to the terms of the Note.

(d)	Warrants. On the Acceptance Date, the Company shall issue a common stock purchase warrant to the Purchaser for that number of shares of Common Stock reflected on the Purchaser Signature Page (the “Warrant”) upon the terms and subject to the limitations and conditions set forth in such Warrant.

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2.	REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the Execution Date to the Company as follows:

(a)	Investment Purpose. As of the Execution Date, the Purchaser is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act. However, by making the foregoing representation and warranty, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)	Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(c)	Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser or its advisors. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company, and all such questions have answered to complete satisfaction of the Purchaser. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or any of its advisors or representatives shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3, below.

(d)	Authorization; Enforcement; Organization. This Agreement has been duly and validly authorized by the Purchaser. This Agreement has been duly executed and delivered on behalf of the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms. If an individual, the Purchaser is a resident of the state designated on the Purchaser’s Purchaser Signature Page. If an entity, the Purchaser is duly organized and existing under the laws of the state designated on the Purchaser’s Purchaser Signature Page.

(e)	Accredited Investor Status. The Purchaser is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3) (an “Accredited Investor”); (ii) experienced in making investments of the kind described in this Agreement and the related documents; (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents; and, (iv) able to afford the entire loss of its investment in the Securities. Concurrent with the execution of this Agreement, the Purchaser has delivered to the Company a completed and signed Accredited Investor Questionnaire, which the Purchaser hereby confirms is true and correct in all respects.

(f)	Permitted Purchasers. Each Purchaser must be an Accredited Investor and satisfy the requirements of subparagraph (e), above, and must not be a retirement plan subject to the rules and regulations of ERISA.

(g)	No Operating History. Each Purchaser understands and acknowledges that the Company has limited operating history and no revenue since its formation, and that there are no guarantees or assurances for success, or that each Purchaser may not lose its entire Investment.

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(h)	Investigation. Each Purchaser is purchasing the Securities based upon its own independent investigation and evaluation of the Company, and is expressly not relying on any oral representations made by the Company or any other Person. Each Purchase further acknowledges that it has not received, or requested, any “offering memorandum” or “private placement memorandum”, as those terms are commonly defined in a securities context, and that the decision to enter into this Agreement and purchase the Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company except as set forth in this Agreement.

(i)	Patriot Act. Each Purchaser represents that the funds representing its Investment for the purchase of the Securities that will be advanced by such Purchaser to the Company are not proceeds of crime as defined in the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”), and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s purchase hereunder, on a confidential basis, pursuant to the Patriot Act. To the best of the Purchaser’s knowledge (a) none of the funds to be provided by the Purchaser hereunder (i) have been or will be derived from or related to any activity that is deemed criminal under the law of the United States of America or any other jurisdiction ; or, (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser; and, (b) the Purchaser shall promptly notify the Company if the Purchaser discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith.

(j)	No General Solicitation. None of the Securities are being purchased by the Purchaser as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser that as of the Execution Date (or as of such other time expressly specified below):

(a)	Governance Compliance:

(i)	Organization and Qualification. The Company is a corporation duly formed under the laws of the State of Delaware, with the requisite power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is not in violation or default of any of the provisions of its Certificate of Incorporation Formation or Bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign limited liability company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(ii)	Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform each of the Transaction Documents, and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof ; (ii) the execution and delivery of each of the Transaction Documents and the Exercise Shares by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the Warrant as well as the issuance of the Exercise Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, its shareholders, or its debt holders is required; (iii) each of the Transaction Documents have been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign each of the Transaction Documents and bind the Company accordingly; and, (iv) each of the Transaction Documents constitutes, and upon execution and delivery by the Company of the Note and the Warrant, each of such instruments will constitute, a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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(iii)	Issuance of the Securities. The Securities have been duly authorized and are being validly issued to the Purchasers, in accordance with its terms, fully paid and non-assessable, and free from all taxes, Liens, claims and encumbrances with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of shareholders of the Company.

(iv)	Capitalization. The Company’s capitalization as of the Execution Date is summarized on Schedule 3(a)(iv), attached hereto and incorporated herein by reference.

(v)	No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (a) result in a violation of the Company’s Certificate of Incorporation or Bylaws; (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or similar agreement to which the Company is a party; or, (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to issue the Securities or to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents.

(b)	Offering Compliance:

(i)	Acknowledgment Regarding Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Purchaser is neither (1) an officer, director, or employee of the Company; nor, (2) an “affiliate” (as defined in Rule 144) of the Company. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(ii)	No Integrated Offering. Neither the Company, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act for the issuance of the Securities to the Purchasers. The issuance of the Securities to the Purchasers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(iii)	No Brokers. No broker is entitled to a commission payable by the Company in connection with the transactions contemplated by this transaction and the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

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(iv)	Disclosure. All information relating to or concerning the Company set forth in this Agreement and provided to the Purchaser in connection with the transactions contemplated hereby is true and correct in all material respects, and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company has not disclosed to the Purchaser any material non-public information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Purchaser.

(v)	No General Solicitation; Placement Agent. Neither the Company nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company has not engaged any placement agent in connection with the sale of the Securities. In the event that a broker-dealer or other agent or advisory is engaged by the Company subsequent to the initial Closing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby in connection with the sale of the Securities. The Company shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(c)	Operations Related:

(i)	Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(ii)	Internal Accounting Controls. The Company believes it maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and, (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii)	Management. The Company is managed by a board of directors consisting of one or more individuals (the “Directors”). The Directors will have ultimate responsibility for all decisions relating to the Company. The Directors will devote that amount of their productive time and effort as necessary to conduct the business of the Company. The Directors may be paid a reasonable fee.

(iv)	Books and Records. The Company will keep and maintain books of account, ledgers, order books, records and documents accurately and completely to reflect all information relating to the business of the Company, the nature, acquisition, maintenance, location and collection of each of its assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. Such books and records of the Company shall be available for inspection by the Purchasers upon reasonable advance written notice.

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(d)	General:

(i)	Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Purchaser pursuant to this Agreement, it will be considered an Event of Default under the Note.

(ii)	Absence of Schedules. In the event that at the Acceptance Date the Company fails to deliver and attach hereto any disclosure schedule contemplated hereunder, the Company hereby acknowledges and agrees that (1) each undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”; and, (ii) the Purchaser has not otherwise waived delivery of such disclosure schedule.

4.	GENERAL COVENANTS.

(a)	Best Efforts. The parties shall use their commercially reasonable best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

(b)	Use of Proceeds. The Company shall use the proceeds from the sales of the Securities for general corporate purposes in the sole discretion of the Directors, though not (i) for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the Company’s currently existing operations); (iii) for any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company; or, (iii) in violation or contravention of any applicable law, rule or regulation.

(c)	Financial Information. The Company agrees to send or make available to each of the Purchasers financial and other related information as may be reasonably requested by the Purchasers.

(d)	Legal Existence. So long as any Purchaser beneficially owns any of the Securities, the Company shall maintain its legal existence.

(e)	No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company.

(f)	Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(g)	No Shareholder Status. Unless expressly provided to contrary, nothing contained in this Purchase Agreement or the Securities shall be construed as conferring upon any Purchaser any rights as a shareholder of the Company or to otherwise participate in any matters of the Company regarding its shareholders at any time up to the actual issuance of any of the Exercise Shares.

(h)	Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, then in addition to any other remedies available to the Purchaser pursuant to this Agreement, each such breach will be considered an “Event of Default” under the Note.

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(i)	Indemnification of Purchasers. Subject to the provisions of this subparagraph (i), the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents, successors, and assigns (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or, (b) any action instituted against a Purchaser in any capacity, or any of them or their respective Affiliates, by any Person bringing an action against the Company. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing; (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel; or, (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(j)	Indemnification of the Company. Subject to the provisions of this subsection (j), each Purchaser will severally, but not jointly, indemnify and hold the Company and its managers, members, officers, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in any of the Transaction Documents.

5.	SPECIAL COVENANTS.

(a)	Limitations on Indebtedness. The Company will not create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any indebtedness other than (i) the Securities; and, (ii) for the purchase of assets in furtherance of the business of the Company (“Permitted Senior Indebtedness”).

(b)	Other Liens. The Company will not create or incur, or suffer to be incurred or to exist, any Lien on any of its assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, other than Liens required in connection with Permitted Senior Indebtedness (“Permitted Liens”).

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(c)	Events of Default. Any event of default hereunder or under any of the Transaction Documents may only be declared and enforced only after the affirmative vote of the Purchasers holding a majority of the original principal balance of all Notes.

(d)	Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 5, then in addition to any other remedies available to the Purchaser pursuant to this Agreement, each such breach will be considered an “Event of Default” under the Note.

6.	PIGGYBACK REGISTRATION RIGHTS.

(a)	Piggy-Back Rights. If at any time after the Execution Date the Company proposes to file any Registration Statement under the Securities Act (a “Registration Statement”) with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan on Form S-8; (ii) for a dividend reinvestment plan; or, (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to the holders of Exercise Shares appearing on the books and records of the Company as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Exercise Shares in such notice the opportunity to register the sale of such number of Exercise Shares as such holders may request in writing within three (3) days following receipt of such notice (a “Piggy- Back Registration”). The Company shall cause such Exercise Shares to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Exercise Shares requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Exercise Shares in accordance with the intended method(s) of distribution thereof (with the understanding that the Company shall file the initial prospectus covering the Buyer’s sale of the Exercise Shares on the same date that the Registration Statement is declared effective by the SEC).
(b)	Withdrawal. Any holder of Exercise Shares may elect to withdraw such holder’s request for inclusion of Exercise Shares in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Exercise Shares in connection with such Piggy-Back Registration as provided in subsection (d), below.

(c)	Information. The Company may request a holder of Exercise Shares to furnish the Company such information with respect to such holder and such holder’s proposed distribution of the Exercise Shares pursuant to the Registration Statement as the Company may, from time-to-time, reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and such holders shall furnish the Company with such information.

(d)	Fees and Expenses. All fees and expenses incident to the performance of or compliance with this Section 6 by the Company shall be borne by the Company whether or not any Exercise Shares are sold pursuant to a Registration Statement. In no event shall the fees and expenses referred to in the foregoing sentence include, and the Company shall not be responsible for, any broker or similar commissions of any holder of Exercise Shares.

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7.	CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell the Securities to the Purchasers at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)	The Purchaser shall have executed this Agreement and all other Transaction Documents it is required to sign, and delivered the same to the Company.

(b)	The Purchaser shall have delivered the Purchase Price in accordance with Section 1, above.

(c)	The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(d)	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8.	CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATION TO PURCHASE. The obligation of the Purchasers to purchase the Securities and fund the Investment of the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Purchasers’ sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(a)	The Company shall have executed this Agreement and all other Transaction Documents it is required to sign, and delivered the same to the Purchaser on the Closing Date.

(b)	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement, as of the Closing Date.

(c)	No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company as of the Closing Date.

(d)	The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

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9.	MISCELLANEOUS.

(a)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Orange County, California. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b)	JURY TRIAL WAIVER. THE COMPANY AND THE PURCHASERS HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

(c)	Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(d)	Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(e)	Severability. In the event that any provision of this Agreement or of any of the Transaction Documents is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f)	Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Purchaser.

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(g)	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, or E-Mail (with read receipt), addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by e-mail (with read receipt) at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

If to the Company:

RIDEPAIR, INC.

504 West 800 North

Orem, UT 84057

Attn: Deborah Kenney E-mail: info@ridepair.io

With a copies to: dkenney@ridepair.io

and keith@onsideadvisory.com

If to the Purchaser:

In accordance with the information provided on the Purchaser Signature Page.

Either party hereto may from time to time change its address or e-mail for notices under this Section 9(g) by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

(h)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(e), the Purchaser may assign its rights hereunder to any person that purchases the Securities in a private transaction from the Purchaser or to any of its “affiliates,” as that term is defined under the Exchange Act, without the consent of the Company.

(i)	Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)	Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closings hereunder as well as the termination/satisfaction of the Securities for the longest period allowable under applicable law. The Company agrees to indemnify and hold harmless the Purchaser and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

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(k)	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)	Remedies.

(i)	The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Purchaser shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(ii)	In addition to any other remedy provided herein or in any document executed in connection herewith, the Company shall pay the Purchaser for all costs, fees and expenses in connection with any arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of the Purchaser against the Company in connection herewith, including, but not limited to, costs and expenses and attorneys’ fees, and costs and time charges of counsel to the Purchaser.

10.	DEFINED TERMS. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended. As used in this Agreement, the following terms shall have the following meanings specified or indicated:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Shares” means the shares of Common Stock issuable upon (i) conversion under or otherwise pursuant to the Notes; and, (ii) exercise of or otherwise pursuant to the Warrants.

“Knowledge” including the phrase “to the Company’s Knowledge” shall mean the actual knowledge after reasonable investigation of the Company’s officers and directors.

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“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, pre-emptive right or any other restriction.

“Material Adverse Effect” means any effect on the business, operations, properties, or financial condition of the Company and/or the Subsidiaries that is material and adverse to the Company and/or the Subsidiaries and/or any condition, circumstance, or situation that prohibits or otherwise materially interferes with the ability of the Company and/or the Subsidiaries to enter into and/or perform its obligations under any Transaction Document.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchaser Signature Page” means the page attached hereto and incorporated herein by reference immediately following the Signature Page to Securities Purchase Agreement, and which provides, among other things, (i) identifying information for the Purchaser; (ii) amount of the Note and the Warrant; and, (iii) execution by the Purchaser.

“Securities” means, collectively, the Note, Warrants, shares of Common Stock issuable upon conversion of the Note, and shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

“Transaction Documents” shall mean this Agreement, the Note, the Warrant, and all schedules and exhibits hereto and thereto, and together with any other instruments executed in connection therewith.

** Signature Pages Follow **

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IN WITNESS WHEREOF, the Company has caused this page to this Securities Purchase Agreement to be duly executed as of the Execution Date.

COMPANY: RIDEPAIR, INC.

By: ______________________________________
Name: Deborah Kenney
Title: President

Acceptance Date: ___________________________

** Signature Page to Securities Purchase Agreement **

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PURCHASER SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ___________________________________________________________

Signature of Authorized Signatory of Purchaser: ____________________________________

Name of Authorized Signatory: __________________________________________________

Title of Authorized Signatory: ___________________________________________________

Email Address of Authorized Signatory: ___________________________________________

Purchaser SSN or EIN: ________________________________________________________

State of Formation/Residence of Purchaser: ________________________________________

Purchaser Address:

___________________________________________________

___________________________________________________

___________________________________________________

___________________________________________________

Purchase Price: $ ______________________________

Number of shares of Common Stock under the Warrant: _______________________________

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EXHIBIT “A”

CONVERTIBLE PROMISSORY NOTE

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EXHIBIT “B”

WARRANT

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SCHEDULE 3(a)(iv)

CAPITALIZATION

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